SHARE PLEDGE AGREEMENT

This Share Pledge Agreement (this “Agreement”) has been executed by and among the following parties on December 20, 2007 in Jinan, the People’s Republic of China (“China”):

Party A:	Trunkbow Asia Pacific(Shandong) Co., Ltd (hereinafter “Pledgee”)
Address:	The sixth floor, Mainbuilding, Shanda Technology Industrial Zone, Yingxiu Road, Hi-tech Development District, Jinan

Party B:	Qiang LI (hereinafter “Pledgor”)
ID No.:	372427196804024513

Party C:	Trunkbow Technologies (Shenzhen) Co., Ltd.
Address:	25E, East Building, Guangye Center, Fuhua Road, Futian District, Shenzhen.

In this Agreement, each of Pledgee, Pledgor and Party C shall be referred to as a “Party” respectively, and they shall be collectively referred to as the “Parties”.

Whereas:

1.
Pledgor is a citizen of China, and holds 30% of the equity interest in Party C. Party C is a limited liability company registered in Shenzhen, China engaging in technology development and sales of computer system software, communication products, electronic and electrical products as well as economic information consulting. Party C intends to acknowledge the respective rights and obligations of Pledgor and Pledgee under this Agreement, and to provide any necessary assistance in registering the Pledge;

2.
Pledgee is a wholly-foreign-owned enterprise registered in Jinan City, Shandong Province, China. Pledgee and Party C partially owned by Pledgor have executed an Exclusive Business Cooperation Agreement on the date of this Agreement;

3.
To ensure that Pledgee collects all payments due by Party C, including without limitation the consulting and service fees regularly from Party C, Pledgor hereby pledges all of the equity interest he holds in Party C as security for payment of the consulting and service fees under the Business Cooperation Agreement.

To perform the provisions of the Business Cooperation Agreement, the Parties have mutually agreed to execute this Agreement upon the following terms.

1.	Definitions

Unless otherwise provided herein, the terms below shall have the following meanings:

1.1
Pledge: shall refer to the security interest granted by Pledgor to Pledgee pursuant to Article 2 of this Agreement, i.e., the right of Pledgee to be compensated on a preferential basis with the conversion, auction or sales price of the Equity Interest.

1.2	Equity Interest: shall refer to all of the equity interests lawfully now held and hereafter acquired by Pledgor in Party C.

1.3	Term of Pledge: shall refer to the term set forth in Section 3.2 of this Agreement.

1.4	Business Cooperation Agreement: shall refer to the Exclusive Business Cooperation Agreement executed by and between Party C partially owned by Pledgor and Pledgee on the date of this Agreement.

1.5	Event of Default: shall refer to any of the circumstances set forth in Article 7 of this Agreement.

1.6	Notice of Default: shall refer to the notice issued by Pledgee in accordance with this Agreement declaring an Event of Default.

2.	The Pledge

As collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of any or all the payments due by Party C, including without limitation the consulting and services fees payable to the Pledgee under the Business Cooperation Agreement, Pledgor hereby pledges to Pledgee a first security interest in all of Pledgor’s right, title and interest, whether now owned or hereafter acquired by Pledgor, in the Equity Interest of Party C.

3.	Term of Pledge

3.1
The Pledge shall become effective as of the date when the pledge of the Equity Interest is registered with relevant administration for industry and commerce (the “AIC”) in accordance with the PRC laws and regulations. The Pledge shall be continuously valid until all payments due under the Business Cooperation Agreement have been fulfilled by Party C. The parties agree that Pledgor and Party C shall register the Pledge in the shareholders’ register of Party C within 3 business days following the execution of this Agreement, and shall register the Pledge with relevant AIC in accordance with the PRC laws and regulations as soon as possible (the “Registration of Pledge”).

3.2
During the Term of Pledge, in the event Party C fails to pay the exclusive consulting or service fees in accordance with the Business Cooperation Agreement, Pledgee shall have the right, but not the obligation, to dispose of the Pledge in accordance with the provisions of this Agreement.

4.	Custody of Records for Equity Interest subject to Pledge

4.1
During the Term of Pledge set forth in this Agreement, Pledgor shall deliver to Pledgee’s custody the capital contribution certificate for the Equity Interest and the shareholders’ register containing the Pledge within one week from the execution of this Agreement, and shall deliver to Pledgee’s custody the evidence of the Registration of Pledge (as applicable, the “Registration Evidence”) within one week from the completion of the Registration of Pledge. Pledgee shall have custody of such items during the entire Term of Pledge set forth in this Agreement.

4.2	Pledgee shall have the right to collect dividends generated by the Equity Interest during the Term of Pledge.

5.	Representations and Warranties of Pledgor

5.1	Pledgor is the sole legal and beneficial owner of the Equity Interest.

5.2	Pledgee shall have the right to dispose of and transfer the Equity Interest in accordance with the provisions set forth in this Agreement.

5.3	Except for the Pledge, Pledgor has not placed any security interest or other encumbrance on the Equity Interest.

6.	Covenants and Further Agreements of Pledgor

6.1	Pledgor hereby covenants to the Pledgee, that during the term of this Agreement, Pledgor shall:

6.1.1
not transfer the Equity Interest, place or permit the existence of any security interest or other encumbrance that may affect the Pledgee’s rights and interests in the Equity Interest, without the prior written consent of Pledgee, except for the performance of the Exclusive Option Agreement executed by Pledgor, Pledgee and Party C on the date of this Agreement;

6.1.2
comply with the provisions of all laws and regulations applicable to the pledge of rights, and within 5 days of receipt of any notice, order or recommendation issued or prepared by relevant competent authorities regarding the Pledge, shall present the aforementioned notice, order or recommendation to Pledgee, and shall comply with the aforementioned notice, order or recommendation or submit objections and representations with respect to the aforementioned matters upon Pledgee’s reasonable request or upon consent of Pledgee;

6.1.3
promptly notify Pledgee of any event or notice received by Pledgor that may have an impact on Pledgee’s rights to the Equity Interest or any portion thereof, as well as any event or notice received by Pledgor that may have an impact on any guarantees and other obligations of Pledgor arising out of this Agreement.

6.2
Pledgor agrees that the rights acquired by Pledgee in accordance with this Agreement with respect to the Pledge shall not be interrupted or harmed by Pledgor or any heirs or representatives of Pledgor or any other persons through any legal proceedings.

6.3
To protect or perfect the security interest granted by this Agreement for payment of the consulting and service fees under the Business Cooperation Agreement, Pledgor hereby undertakes to execute in good faith and to cause other parties who have an interest in the Pledge to execute all certificates, agreements, deeds and/or covenants required by Pledgee. Pledgor also undertakes to perform and to cause other parties who have an interest in the Pledge to perform actions required by Pledgee, to facilitate the exercise by Pledgee of its rights and authority granted thereto by this Agreement, and to enter into all relevant documents regarding ownership of Equity Interest with Pledgee or designee(s) of Pledgee (natural persons/legal persons).  Pledgor undertakes to provide Pledgee within a reasonable time with all notices, orders and decisions regarding the Pledge that are required by Pledgee.

6.4
Pledgor hereby undertakes to comply with and perform all guarantees, promises, agreements, representations and conditions under this Agreement. In the event of failure or partial performance of its guarantees, promises, agreements, representations and conditions, Pledgor shall indemnify Pledgee for all losses resulting therefrom.

7.	Event of Breach

7.1	The following circumstances shall be deemed Event of Default:

7.1.1	Party C fails to pay in full any of the consulting and service fees payable under the Business Cooperation Agreement or breaches any other obligations of Party C thereunder;

7.1.2	Any representation or warranty by Pledgor in Article 5 of this Agreement contains material misrepresentations or errors, and/or Pledgor violates any of the warranties in Article 5 of this Agreement;

7.1.3	Pledgor and Party C fail to register the Pledge in the shareholders’ register of Party C or fail to complete the Registration of Pledge as stipulated in Section 3.1;

7.1.4	Pledgor and Party C breach any provisions of this Agreement;

7.1.5
Except as expressly stipulated in Section 6.1.1, Pledgor transfers or purports to transfer or abandons the Equity Interest pledged or assigns the Equity Interest pledged without the written consent of Pledgee;

7.1.6	The successor or custodian of Party C is capable of only partially perform or refuses to perform the payment obligations under the Business Cooperation Agreement; and

7.1.7	Any other circumstances occur where Pledgee is or may become unable to exercise its right with respect to the Pledge.

7.2
Upon notice or discovery of the occurrence of any circumstances or event that may lead to the aforementioned circumstances described in Section 7.1, Pledgor shall immediately notify Pledgee in writing accordingly.

7.3
Unless an Event of Default set forth in this Section 7.1 has been successfully resolved to Pledgee’s satisfaction, Pledgee may issue a Notice of Default to Pledgor in writing upon the occurrence of the Event of Default or at any time thereafter and demand that Pledgor immediately pay all outstanding payments due under the Business Cooperation Agreement and all other payments due to Pledgee, and/or dispose of the Pledge in accordance with the provisions of Article 8 of this Agreement.

8.	Exercise of Pledge

8.1
Prior to the full payment of the consulting and service fees described in the Business Cooperation Agreement, without the Pledgee’s written consent, Pledgor shall not assign the Pledge or the Equity Interest in Party C.

8.2	Pledgee may issue a Notice of Default to Pledgor when exercising the Pledge.

8.3
Subject to the provisions of Section 7.3, Pledgee may exercise the right to enforce the Pledge concurrently with the issuance of the Notice of Default in accordance with Section 8.2 or at any time after the issuance of the Notice of Default. Once Pledgee elects to enforce the Pledge, Pledgor shall cease to be entitled to any rights or interests associated with the Equity Interest.

8.4
In the event of default, Pledgee is entitled to take possession of the Equity Interest pledged hereunder and to dispose of the Equity Interest pledged, to the extent permitted and in accordance with applicable laws, without obligation to account to Pledgor for proceeds of disposition and Pledgor hereby waives any rights it may have to demand any such accounting from Pledgee. Likewise, in such circumstance Pledgor shall have no obligation to Pledgee for any deficiency remaining after such disposition of the Equity Interest pledged.

8.5	When Pledgee disposes of the Pledge in accordance with this Agreement, Pledgor and Party C shall provide necessary assistance to enable Pledgee to enforce the Pledge in accordance with this Agreement.

9.	Assignment

9.1	Without Pledgee’s prior written consent, Pledgor shall not have the right to assign or delegate its rights and obligations under this Agreement.

9.2	This Agreement shall be binding on Pledgor and its successors and permitted assigns, and shall be valid with respect to Pledgee and each of its successors and assigns.

9.3
At any time, Pledgee may assign any and all of its rights and obligations under the Business Cooperation Agreement to its designee(s) (natural/legal persons), in which case the assigns shall have the rights and obligations of Pledgee under this Agreement, as if it were the original party to this Agreement. When the Pledgee assigns the rights and obligations under the Business Cooperation Agreement, upon Pledgee’s request, Pledgor shall execute relevant agreements or other documents relating to such assignment.

9.4
In the event of a change in Pledgee due to an assignment, Pledgor shall, at the request of Pledgee, execute a new pledge agreement with the new pledgee on the same terms and conditions as this Agreement, and re-register the same with relevant AIC.

9.5
Pledgor shall strictly abide by the provisions of this Agreement and other contracts jointly or separately executed by the Parties hereto or any of them, including the Exclusive Option Agreement and the Power of Attorney granted to Pledgee, perform the obligations hereunder and thereunder, and refrain from any action/omission that may affect the effectiveness and enforceability thereof. Any remaining rights of Pledgor with respect to the Equity Interest pledged hereunder shall not be exercised by Pledgor except in accordance with the written instructions of Pledgee.

10.	Termination

Upon the full payment of the consulting and service fees under the Business Cooperation Agreement and upon termination of Party C’s obligations under the Business Cooperation Agreement, this Agreement shall be terminated, and Pledgee shall then cancel or terminate this Agreement as soon as reasonably practicable.

11.	Handling Fees and Other Expenses

All fees and out of pocket expenses relating to this Agreement, including but not limited to legal costs, costs of production, stamp tax and any other taxes and fees, shall be borne by Party C.

12.	Confidentiality

The Parties acknowledge that any oral or written information exchanged among them with respect to this Agreement is confidential information. Each Party shall maintain the confidentiality of all such information, and without obtaining the written consent of other Parties, it shall not disclose any relevant information to any third parties, except in the following circumstances: (a) such information is or will be in the public domain (provided that this is not the result of a public disclosure by the receiving party); (b) information disclosed as required by applicable laws or rules or regulations of any stock exchange; or (c) information required to be disclosed by any Party to its legal counsel or financial advisor regarding the transaction contemplated hereunder, and such legal counsel or financial advisor are also bound by confidentiality duties similar to the duties in this section. Disclosure of any confidential information by the staff members or agency hired by any Party shall be deemed disclosure of such confidential information by such Party, which Party shall be held liable for breach of this Agreement. This section shall survive the termination of this Agreement for any reason.

13.	Governing Law and Resolution of Disputes

13.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

13.2
In the event of any dispute with respect to the construction and performance of the provisions of this Agreement, the Parties shall negotiate in good faith to resolve the dispute. In the event the Parties fail to reach an agreement on the resolution of such a dispute within 30 days after any Party’s request for resolution of the dispute through negotiations, any Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its then-effective arbitration rules. The arbitration shall be conducted in Beijing, and the language used during arbitration shall be Chinese. The arbitration ruling shall be final and binding on all Parties.

13.3
Upon the occurrence of any disputes arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

14.	Notices

14.1
All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such party set forth below. A confirmation copy of each notice shall also be sent by E-mail. The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

14.1.1
Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of delivery or refusal at the address specified for notices.

14.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

14.2	For the purpose of notices, the addresses of the Parties are as follows:

Party A: Trunkbow Asia Pacific(Shandong) Co., Ltd
Attn:  Ying XIA
Phone:0086-531-89706001
Facsimile:0086-531-89706000
E-mail: xiaying@trunkbow.com

Party B:         Qiang LI
Address:        the sixth floor, Mainbuilding, Shanda Technology Industrial Zone, Yingxiu Road, Hi-tech Development District, Jinan
Phone: 0086-531-67809988

Party C:         Trunkbow Technologies (Shenzhen) Co., Ltd.
Address:  25E, East Building, Guangye Center, Fuhua Road, Futian District, Shenzhen.
Attn:  Qi CHENG
Phone: 0086-755-82028892
Facsimile: 0086-755-82028883
E-mail: chengqi@trunkbow.com

14.3	Any Party may at any time change its address for notices by a notice delivered to the other Parties in accordance with the terms hereof.

15.	Severability

In the event that one or several of the provisions of this Contract are found to be invalid, illegal or unenforceable in any aspect in accordance with any laws or regulations, the validity, legality or enforceability of the remaining provisions of this Contract shall not be affected or compromised in any respect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

16.	Attachments

The attachments set forth herein shall be an integral part of this Agreement.

17.	Effectiveness

17.1
Any amendments, changes and supplements to this Agreement shall be in writing and shall become effective upon completion of the governmental filing procedures (if applicable) after the affixation of the signatures or seals of the Parties.

17.2
This Agreement is written in Chinese and English in three copies. Pledgor, Pledgee and Party C shall hold one copy respectively. Each copy of this Agreement shall have equal validity. In case there is any conflict between the Chinese version and the English version, the Chinese version shall prevail.

IN WITNESS WHEREOF, the Parties have executed, or caused their authorized representatives to execute, this Share Pledge Agreement as of the date first above written.

Party A:        Trunkbow Asia Pacific(Shandong) Co., Ltd

By:	/s/ Wanchun HOU
Name:	Wanchun HOU
Title:	Legal Representative

Party B: Qiang LI

By:	/S/Qiang LI

Party C: Trunkbow Technologies (Shenzhen) Co., Ltd.

By:	/s/ Wanchun HOU
Name:	Wanchun HOU
Title:	Legal Representative

ATTACHMENTS:

1.           Shareholders’ register of Trunkbow Technologies (Shenzhen) Co., Ltd.;

2.           The Capital Contribution Certificate for the Formation of Trunkbow Technologies (Shenzhen) Co., Ltd.;

3.           Exclusive Business Cooperation Agreement;

4.           Evidence of Registration of Pledge (as applicable).

SHAREHOLDERS’ REGISTER OF
TRUNKBOW TECHNOLOGIES (SHENZHEN) CO., LTD.

1.	Name of Shareholder: Wanchun HOU
ID Card No.: 370102196509123716
Capital Contribution: RMB 2,000,000
Percentage of Contribution: 40%
Capital Contribution Certificate No.: 001

Wanchun HOU has contributed RMB 2,00,000 to hold 40% of the equity interests of Trunkbow Technologies (Shenzhen) Co., Ltd., and such 40% equity interest has been pledged to Trunkbow Asia Pacific(Shandong) Co., Ltd.

2.	Name of Shareholder: Liangyao XIE
ID Card No.: 370111196606052012
Capital Contribution: RMB 1,500,000
Percentage of Contribution: 30%
Capital Contribution Certificate No.: 002

Liangyao XIE has contributed RMB 1,50,000 to hold 30% of the equity interests of Trunkbow Technologies (Shenzhen) Co., Ltd., and such 30% equity interest has been pledged to Trunkbow Asia Pacific(Shandong) Co., Ltd.

3.	Name of Shareholder: Qiang LI
ID Card No.: 372427196804024513
Capital Contribution: RMB 1,500,000
Percentage of Contribution: 30%
Capital Contribution Certificate No.: 003

Qiang LI has contributed RMB 1,50,000 to hold 30% of the equity interests of Trunkbow Technologies (Shenzhen) Co., Ltd., and such 30% equity interest has been pledged to Trunkbow Asia Pacific(Shandong) Co., Ltd.

Trunkbow Technologies (Shenzhen) Co., Ltd.

By:	/s/ Wanchun HOU
Name: Wanchun HOU
Title: Legal Representative
（Seal of the Company）

Date: December 20, 2007

CAPITAL CONTRIBUTION CERTIFICATE
FOR SHENZHEN TRUNKBOW TECHNOLOGY DEVELOPMENT CO., LTD.

(No: 003)

Name of the Company: Shenzhen Trunkbow Technology Development Co., Ltd.
Establishment Date of the Company: December 4, 2001
Registered Capital of the Company: RMB 5,000,000
Name of the Shareholder: Qiang LI
ID Card No.: 372427196804024513
Amount of the Capital Contributed by the Shareholder: RMB 1,500,000

It is hereby certified that Qiang LI has contributed RMB 1,500,000 to hold 30% of the equity interests of Shenzhen Trunkbow Technology Development Co., Ltd., and such 30% equity interest has been pledged to Trunkbow Asia Pacific(Shandong) Co., Ltd.

Shenzhen Trunkbow Technology Development Co., Ltd.

By:	/s/ Wanchun HOU
Name: Wanchun HOU
Title: Legal Representative
（Seal of the Company）

Date: December 20, 2007